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Nations Funds                                Nations Capital Growth Fund
101 South Tryon Street
33rd Floor                                   Special Meeting of Shareholders
One Bank of America Plaza                    to be held on January 16, 2004
Charlotte, North Carolina  28255

                                       The undersigned hereby appoints Robert B.
                                       Carroll, Paul Caldarelli and Michael
                                       Simons (the "Proxies"), and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of Nations Capital Growth Fund to be held at One Bank of America Plaza, 101 South Tryon Street, 33rd Floor, Charlotte, North Carolina 28255, at 10:00 a.m. (Eastern time) on January 16, 2004, and at any adjournment(s) thereof. The Proxies shall cast votes according to the number of shares of Nations Capital Growth Fund which the undersigned may be entitled to vote with respect to the proposal set forth below, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof or thereof.

                                       THE UNDERSIGNED HEREBY ACKNOWLEDGES
                                       RECEIPT OF THE NOTICE OF SPECIAL MEETING
                                       OF SHAREHOLDERS OF NATIONS CAPITAL GROWTH
                                       FUND AND THE COMBINED PROXY
                                       STATEMENT/PROSPECTUS, DATED NOVEMBER 13,
                                       2003.

                                       THIS PROXY IS SOLICITED ON BEHALF OF
                                       NATIONS CAPITAL GROWTH FUND'S BOARD.
                                       PLEASE MARK, SIGN, DATE AND RETURN THIS
                                       PROXY CARD PROMPTLY, EITHER BY THE
                                       ENCLOSED POSTAGE PAID ENVELOPE, OR BY
                                       TELEPHONE OR BY INTERNET.

To vote by Telephone:

1) Read the Combined Proxy Statement/Prospectus and have the Proxy Ballot below at hand.

2) Call toll-free 1-800-690-6903.

3) Enter the 12-digit control number set forth on the Proxy Ballot and follow the simple instructions.

To vote by Internet:

1) Read the Combined Proxy Statement/Prospectus and have the Proxy Ballot below at hand.

2) Go to the website WWW.PROXYVOTE.COM.

3) Enter the 12-digit control number set forth on the Proxy Ballot and follow the simple instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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               THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

NATIONS CAPITAL GROWTH FUND

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE PROPOSAL BELOW. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

VOTE ON PROPOSAL

1. A proposed agreement and plan of reorganization that provides for the reorganization of Nations Capital Growth Fund into Nations Marsico Growth Fund.

                                    FOR           AGAINST     ABSTAIN
                                    [ ]             [ ]         [ ]

   In their discretion, the Proxies, and each of them, are authorized to vote upon any other business that may properly come before the meeting, or any adjournment(s) thereof, including any adjournment(s) necessary to obtain requisite quorums and/or approvals.

   Please sign below exactly as your name(s) appear(s) hereon. Corporate proxies should be signed in full corporate name by an authorized officer. Each joint owner should sign personally. Fiduciaries should give full titles as such.

                                        _______________________     ______
                                        Signature                        Date

                                        ________________________    ______
                                        Signature (Joint Owners)         Date